SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2003

VCAMPUS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21421	54-1290319
(Commission file Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 703-893-7800

NA
(Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press release dated August 11, 2003 of VCampus Corporation, announcing its operating and financial results for the quarter ended June 30, 2003.

Item 12.  Results of Operations and Financial Condition.

On August 11, 2003, VCampus Corporation issued a press release announcing its operating and financial results for the quarter ended June 30, 2003.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information furnished in this Item 12 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific release in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCampus Corporation

Date: August 11, 2003	By:	/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer